Ex-99.77E: Legal Proceedings

(1) In December 2007, the Mid Cap Index Fund (the “Fund”), as a shareholder of Lyondell Chemical Company (“Lyondell”), participated in a cash out merger of Lyondell in which it received $48/share of merger consideration. Lyondell later filed for bankruptcy and two entities created by the Lyondell bankruptcy plan of reorganization have initiated lawsuits, seeking to recover, or clawback, proceeds received by shareholders, including the Fund, in the December 2007 merger, based on fraudulent transfer claims.

The first action, Edward S. Weisfelner, as Trustee of the LB Creditor Trust v. Fund 1, et al. (the “Creditor Action”), was initiated on October 22, 2010 and is now pending in the U.S. Bankruptcy Court for the Southern District of New York. On January 14, 2014, the U.S. Bankruptcy Court issued a decision and order dismissing many, but not all of the plaintiffs’ claims.

The second action, Edward S. Weisfelner, as trustee of the LB Litigation Trust v. Hoffman, et al. (the “Litigation Action”), was initiated as a putative defendant class action on December 23, 2010, in the U.S. Bankruptcy Court for the Southern District of New York. The Fund, while not expressly named, is included in the definition of the putative class of defendants. A claim for intentional fraudulent transfer under the U.S. Bankruptcy Code is the only remaining claim in this action. On February 4, 2014, the Court stated that the decision and order issued in the Creditor Action on January 14, 2014 was deemed to apply in the Litigation Action. Thereafter, on or around April 18, 2014, the plaintiffs filed amended complaints in the two actions. On July 30, 2014, the defendants moved to dismiss these new complaints.

On November 18, 2015, the Court issued its decision on the motion to dismiss the most recent amended complaints and dismissed the remaining intentional fraudulent transfer claims in the Litigation Action, with prejudice. The decision also mooted previously withdrawn motions for class certification in the Litigation Action that were expected to be renewed by the plaintiffs. The Creditor Action asserted both intentional fraudulent transfer and constructive fraudulent transfer claims solely under state law. Only the state law constructive fraudulent transfer claims survived the November 18, 2015 decision, which has been entered as a Final Judgment.

On May 5, 2016 based on the March 29, 2016 decision of the U.S. Court of Appeal for the Second Circuit in In re Tribune Fraudulent Conveyance Litigation, defendants moved to dismiss the remaining constructive fraudulent transfer claims in the Creditor Action, or alternatively to stay all discovery in that action pending the exhaustion of all appeal periods in the Tribune matter.

The value of the proceeds received by the Fund in the merger was approximately $4,171,000. The Fund cannot predict the outcome of these proceedings, but an adverse decision could have a material impact on the Fund’s net asset value. The Fund intends to vigorously defend these actions.

In 2007, the Stock Index Fund was a shareholder of the Tribune Company (“Tribune”). In December of 2007, as a part of a leveraged buy-out transaction (the “LBO”), Tribune was converted from a public company to a privately-held company. Tribune later filed for bankruptcy.

On December 7, 2010, Northern Funds was named as a defendant and a putative member of the proposed defendant class of shareholders named in an adversary proceeding (the “Committee Action”) brought by The Official Committee of Unsecured Creditors of Tribune Company (the “Committee”) in the U.S. Bankruptcy Court for the District of Delaware, in connection with Tribune’s bankruptcy proceeding. On June 2, 2011, a second suit was initiated by certain creditors of Tribune in the Delaware Superior Court with respect to claims related to the LBO (Niese et al. v. A.G. Edwards, Inc. et al.), in which Northern Funds was named as a defendant. The indenture trustees, on behalf of certain noteholders of Tribune, filed a third suit and named Northern Funds as a defendant on June 2, 2011 in the U.S. District Court for the Northern District of Illinois (Deutsche Bank Trust Co. et al. v. Ohlson Enterprises et al.). Each of these cases, along with others brought by the indenture trustees and other individual creditors, has now been consolidated into a Multi-District Litigation proceeding, pending in the Southern District of New York (the “District Court”). The cases attempt to “clawback” the proceeds paid out in connection with the LBO. The Tribune bankruptcy plan was confirmed by the U.S. Bankruptcy Court on July 23, 2012, and became effective on December 31, 2012.

The defendants filed motions to dismiss, some of which were granted by the District Court and affirmed on appeal by the Second Circuit Court of Appeals (the “Second Circuit”). A petition for rehearing en banc is currently pending before the Second Circuit. A motion to dismiss the Committee Action has yet to be ruled on by the District Court.

The value of the proceeds received by the Stock Index Fund in the LBO was approximately $790,000, which includes proceeds of approximately $372,000 received by the NIF Equity Index Portfolio, which was acquired by the Stock Index Fund in 2012. The Fund cannot predict the outcome of these proceedings, but an adverse decision could have a material impact on the Fund’s net asset value. The Fund intends to vigorously defend these actions.

(2) In December 2007, the Multi-Manager Mid Cap Fund (the “Fund”), as a shareholder of Lyondell Chemical Company (“Lyondell”), participated in a cash out merger of Lyondell in which it received $48/share of merger consideration. Lyondell later filed for bankruptcy and two entities created by the Lyondell bankruptcy plan of reorganization have initiated lawsuits, seeking to recover, or clawback, proceeds received by shareholders, including the Fund, in the December 2007 merger, based on fraudulent transfer claims.

The first action, Edward S. Weisfelner, as Trustee of the LB Creditor Trust v. Fund 1, et al. (the “Creditor Action”), was initiated on October 22, 2010 and is now pending in the U.S. Bankruptcy Court for the Southern District of New York. On January 14, 2014, the U.S. Bankruptcy Court issued a decision and order dismissing many, but not all of the plaintiffs’ claims.

The second action, Edward S. Weisfelner, as trustee of the LB Litigation Trust v. Hoffman, et al. (the “Litigation Action”), was initiated as a putative defendant class action on December 23, 2010, in the U.S. Bankruptcy Court for the Southern District of New York. The Fund, while not expressly named, is included in the definition of the putative class of defendants. A claim for intentional fraudulent transfer under the U.S. Bankruptcy Code is the only remaining claim in this action. On February 4, 2014, the Court stated that the decision and order issued in the Creditor Action on January 14, 2014 was deemed to apply in the Litigation Action. Thereafter, on or around April 18, 2014, the plaintiffs filed amended complaints in the two actions. On July 30, 2014, the defendants moved to dismiss these new complaints.

On November 18, 2015, the Court issued its decision on the motion to dismiss the most recent amended complaints and dismissed the remaining intentional fraudulent transfer claims in the Litigation Action, with prejudice. The decision also mooted previously withdrawn motions for class certification in the Litigation Action that were expected to be renewed by the plaintiffs. The Creditor Action asserted both intentional fraudulent transfer and constructive fraudulent transfer claims solely under state law. Only the state law constructive fraudulent transfer claims survived the November 18, 2015 decision, which has been entered as a Final Judgment.

On May 5, 2016 based on the March 29, 2016 decision of the U.S. Court of Appeal for the Second Circuit in In re Tribune Fraudulent Conveyance Litigation, defendants moved to dismiss the remaining constructive fraudulent transfer claims in the Creditor Action, or alternatively to stay all discovery in that action pending the exhaustion of all appeal periods in the Tribune matter.

The value of the proceeds received by the Fund in the merger was approximately $2,179,000. The Fund cannot predict the outcome of these proceedings, but an adverse decision could have a material impact on the Fund’s net asset value. The Fund intends to vigorously defend these actions.

In 2007, the Fund was also a shareholder of the Tribune Company (“Tribune”). In December of 2007, as a part of a leveraged buy-out transaction (the “LBO”), Tribune was converted from a public company to a privately-held company. Tribune later filed for bankruptcy.

On December 7, 2010, Northern Funds was named as a defendant and a putative member of the proposed defendant class of shareholders named in an adversary proceeding (the “Committee Action”) brought by The Official Committee of Unsecured Creditors of Tribune Company (the “Committee”) in the U.S. Bankruptcy Court for the District of Delaware, in connection with Tribune’s bankruptcy proceeding. On June 2, 2011, a second suit was initiated by certain creditors of Tribune in the Delaware Superior Court with respect to claims related to the LBO (Niese et al. v. A.G. Edwards, Inc. et al.), in which Northern Funds was named as a defendant. The indenture trustees, on behalf of certain noteholders of Tribune, filed a third suit and named Northern Funds as a defendant on June 2, 2011 in the U.S. District Court for the Northern District of Illinois (Deutsche Bank Trust Co. et al. v. Ohlson Enterprises et al.). Each of these cases, along with others brought by the indenture trustees and other individual creditors, has now been consolidated into a Multi-District Litigation proceeding, pending in the Southern District of New York (the “District Court”). The cases attempt to “clawback” the proceeds paid out in connection with the LBO. The Tribune bankruptcy plan was confirmed by the U.S. Bankruptcy Court on July 23, 2012, and became effective on December 31, 2012.

The defendants filed motions to dismiss, some of which were granted by the District Court and affirmed on appeal by the Second Circuit Court of Appeals (the “Second Circuit”). A petition for rehearing en banc is currently pending before the Second Circuit. A motion to dismiss the Committee Action has yet to be ruled on by the District Court.

The value of the proceeds received by the Multi-Manager Mid Cap Fund in the LBO was approximately $813,000. The Fund cannot predict the outcome of these proceedings, but an adverse decision could have a material impact on the Fund’s net asset value. The Fund intends to vigorously defend these actions.

(3) In 2007, the Large Cap Core Fund (formerly known as the Enhanced Large Cap Fund) and the Large Cap Value Fund were shareholders of the Tribune Company (“Tribune”). In December of 2007, as a part of a leveraged buy-out transaction (the “LBO”), Tribune was converted from a public company to a privately-held company. Tribune later filed for bankruptcy.

On December 7, 2010, Northern Funds was named as a defendant and a putative member of the proposed defendant class of shareholders named in an adversary proceeding (the “Committee Action”) brought by The Official Committee of Unsecured Creditors of Tribune Company (the “Committee”) in the U.S. Bankruptcy Court for the District of Delaware, in connection with Tribune’s bankruptcy proceeding. On June 2, 2011, a second suit was initiated by certain creditors of Tribune in the Delaware Superior Court with respect to claims related to the LBO (Niese et al. v. A.G. Edwards, Inc. et al.), in which Northern Funds was named as a defendant. The indenture trustees, on behalf of certain noteholders of Tribune, filed a third suit and named Northern Funds as a defendant on June 2, 2011 in the U.S. District Court for the Northern District of Illinois (Deutsche Bank Trust Co. et al. v. Ohlson Enterprises et al.). Each of these cases, along with others brought by the indenture trustees and other individual creditors, has now been consolidated into a Multi-District Litigation proceeding, pending in the Southern District of New York (the “District Court”). The cases attempt to “clawback” the proceeds paid out in connection with the LBO. The Tribune bankruptcy plan was confirmed by the U.S. Bankruptcy Court on July 23, 2012, and became effective on December 31, 2012.

The defendants filed motions to dismiss, some of which were granted by the District Court and affirmed on appeal by the Second Circuit Court of Appeals (the “Second Circuit”). A petition for rehearing en banc is currently pending before the Second Circuit. A motion to dismiss the Committee Action has yet to be ruled on by the District Court.

The value of the proceeds received by the Large Cap Core Fund and the Large Cap Value Fund in the LBO was approximately $308,000 and $26,520,000, respectively. The Funds cannot predict the outcome of these proceedings, but an adverse decision could have a material impact on the Funds’ net asset value. The Funds intend to vigorously defend these actions.

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